11020UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2010

PATRIOT GOLD CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-32919	86-0947048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D
Las Vegas, Nevada, USA
(Address of Principal Executive Offices)

89103
(Zip Code)

(702) 456-9565
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Election of Directors

On February 1, 2010 Mr. Dennis Lance was appointed director of the Company effective immediately, to serve at the discretion of the Board of Directors, until his successor is duly appointed and qualified.

Mr. Lance is an exploration geologist with more than 35 years of domestic and international experience in base and precious metals exploration.  Mr. Lance has an extensive background both in field and management positions, and has worked for such companies as Phelps Dodge Corporation, Houston Oil and Minerals and USMX Inc.  For the past decade, Mr. Lance has acted as a geological consultant to mining exploration companies including Thunder Mountain Gold, Inc., from 2006 to present and Freegold Ventures Ltd., from 2006 to 2008 where his responsibilities were surveying, geochemistry, geological mapping and generative exploration work in preparation for 43-101 resource estimates.  Mr. Lance earned a B.A. in Earth Science from California State University, and attended Graduate School at the Mackay School of Mines (University of Nevada).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT GOLD CORP.

Dated:	February 1, 2010	By:	/s/ Herb Duerr
Name:			Herb Duerr

Title:			President, Director